Exhibit 10.1
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                             MEREDITH CORPORATION

                          1990 RESTRICTED STOCK PLAN
                    FOR NON-EMPLOYEE DIRECTORS, AS AMENDED


     1. Purpose. The purpose of the Meredith Corporation 1990 Restricted Stock Plan for Non-Employee Directors, as Amended (the "Plan") is to aid Meredith Corporation (the "Company") in attracting and retaining non-employee directors by encouraging and enabling the acquisition of a financial interest in the Company by such directors through the issuance of restricted shares of Common Stock of the Company and stock equivalents. The financial interest in the Company so acquired will give the non-employee directors a stake in the growth and profitability of the Company, in order to enable them to represent the viewpoint of other stockholders of the Company more effectively. Participation in this Plan is limited to non-employee directors of the Company. For purposes of the Plan, a non-employee director is any person who is a member of the Board of Directors of the Company (the "Board") and who is not a full-time employee of the Company or any of its subsidiaries.

     2. Stock Reserved Under Plan. There is hereby reserved for issuance under the Plan an aggregate of 225,000 shares of Common Stock of the Company. Shares transferred under the Plan may be either authorized but unissued shares or issued but not outstanding shares. If any shares issued hereunder are thereafter acquired by the Company pursuant to rights reserved by the Company at the time of transfer as hereinafter described, such shares shall be added back to the number of shares reserved for issuance under the Plan.

     3. Initial Awards. Any person who becomes a non-employee director for the first time on or after November 11, 1996, the date of the 1996 Annual Meeting of Stockholders, shall receive 600 shares of either restricted stock or stock equivalents, as the director may elect in writing on or before the director's first day of service as a member of the Board.

     4. Election to Receive Annual Retainer in Shares of Restricted Stock or Stock Equivalents. Each non-employee director may make an irrevocable election to receive all or 50% of his or her annual retainer (which shall include any additional annual retainer paid to a committee chairman) in shares of restricted stock or stock equivalents. An election pursuant to this paragraph 4 must be made in writing before the first day of the beginning of the non-employee director's annual retainer period and will entitle the non-employee director to a number of shares of restricted stock or stock equivalents determined by dividing 105% of the portion of the retainer for the year for which the election is being made by the fair market value of one share of the Company's Common Stock as of the first day of such annual

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retainer period and rounded up to the next full number of shares.  In the event any person becomes a non-employee director other than at the beginning of an annual retainer period, such person may make an election, before the date on which such person becomes a non-employee director, to receive all or 50% of his retainer for the balance of such annual retainer period in shares of restricted stock or stock equivalents determined in accordance with the formula set forth in the preceding sentence and rounded up to the next full number of shares.

     For purposes of this paragraph 4, an annual retainer period shall begin on the date of an Annual Meeting of the Stockholders of the Company.

     5. Conversion of Pension into Stock Equivalents. For each non-employee director who is not expected to retire from service on the Board of Directors of the Company on or before February 2, 1998, the amount of each such non-employee director's accrued pension benefit on the date of stockholder approval of the increase in shares reserved for issuance under this Plan shall be converted into stock equivalents. The number of stock equivalents credited to each non-employee director's account will be determined by dividing the amount of the director's accrued pension benefit by the fair market value of one share of the Company's Common Stock on that date. The pension benefit for those non-employee directors expected to retire on or before February 2, 1998, shall be paid to those directors in accordance with the terms of the pension program.

     6. Restricted Stock. Shares of restricted stock issued under the Plan shall be subject to the following terms and conditions:

         (a) If, within five years from the date the restricted shares were issued, the non-employee director's service on the Board is terminated for any reason other than death, permanent disability or retirement, the shares of restricted stock issued under the Plan shall be repurchased by the Company ("Forfeiture Restriction") at a per share price equal to the lesser of (i) the amount paid, if any, by the non-employee director for such restricted shares or (ii) the fair market value of such shares on the date the non-employee director's service on the Board is terminated. The purchase price shall be paid in cash to the director within five days after termination of service. The amount paid for restricted shares issued as a result of an election pursuant to paragraph 4 of this Plan shall be deemed to be the non-employee director's retainer for the annual retainer period for which such election was made. For purposes of this Plan, retirement means the non-employee director's retirement from the Board at the end of the full term for which the non-employee director was elected, retirement from the Board at any time at or after age 70, or retirement at any time with the consent of the Board.


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          (b)  Restricted shares shall be free of the Forfeiture Restriction upon the expiration of a five-year period from the date of issuance or earlier upon the death, permanent disability or retirement of the non-employee director or the occurrence of a Change of Control of the Company as defined in paragraph 6(d) of the Company's 1993 Stock Option Plan for Non-Employee Directors, as Amended.

          (c) Except for the limited transfers that may be permitted under the immediately following sentence, shares of restricted stock issued under the Plan shall not be transferable and may not be sold, exchanged, pledged, hypothecated or otherwise disposed of at any time prior to the expiration of the Forfeiture Restriction with respect to such shares of restricted stock. The Board of Directors may permit the transfer of restricted stock by a non-employee director solely to members of the non-employee director's immediate family or trusts or family partnerships for the benefit of such persons but any transferred shares of restricted stock shall continue to be subject to the Forfeiture Restriction provided for herein.

          (d) non-employee director who receives shares of restricted stock under the Plan shall have all of the rights of a stockholder with respect to such stock, including the right to receive dividends or other distributions in respect of such stock, and to vote such stock as the record owner thereof, unless and until the director (or a permitted transferee) ceases to be the record owner of such stock.

          (e) The shares of restricted stock received under the Plan shall be registered on the books of the Company and its transfer agent in the name of the non-employee director. Certificates evidencing the stock received under the Plan shall be issued in the name of and delivered to the non-employee director upon the lapse of the Forfeiture Restriction with respect to such shares.

          (f) Shares of restricted stock subject to the Plan may be subject to such other provisions, not inconsistent with the provisions of the Plan, as counsel for the Company shall consider appropriate from time to time, including such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements.

     7. Stock Equivalents. The number of stock equivalents determined under paragraphs 4 and 5 hereunder for each non-employee director shall be credited to a bookkeeping account established in the name of that director subject to the following terms and conditions:



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          (a)  If the Company pays a cash dividend with respect to the Common
     Stock at any time while stock equivalents are credited to a non-employee director's account, there shall be credited to the non-employee director's account additional stock equivalents equal to (i) the cash dividend the director would have received had he or she been the actual owner of the stock equivalents then credited to the director's account, divided by (ii) the fair market value of one share of the Company's Common Stock on the dividend payment date.

          (b) Upon the death, permanent disability, retirement or other termination of the non-employee director's service on the Board, the Company shall deliver to the non-employee director (or his or her designated beneficiary or estate) a number of shares of Common Stock equal to the whole number of stock equivalents then credited to the director's account together with a cash payment equal to the fair market value of any fractional stock equivalent.

          (c) The Company's obligation with respect to stock equivalents shall not be funded or secured in any manner, nor shall a participant's right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.

          (d) A non-employee director shall not be entitled to any voting or other stockholder rights as a result of the credit of stock equivalents to the director's account until certificates representing shares of Common Stock are delivered to the director (or his or her designated beneficiary or estate) hereunder.

     8. Fair Market Value. For purposes of this Plan, fair market value shall mean the average of the high and low market prices at which a share of Company Common Stock shall have traded on the valuation date or on the next preceding trading day if the valuation date is not a trading day, as reported in the Midwest Edition of The Wall Street Journal.

     9. Adjustments. If there is any change in the Company's Common Stock by means of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by means of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of shares of stock thereafter available for issuance under the Plan, the number of shares to be subject to each future award and the number of stock equivalents shall be automatically adjusted on the same basis to give proper effect to such change. The terms and conditions of this Plan shall also be applicable to the shares issued to a non-employee director as a result of a stock dividend, stock split, recapitalization, etc. with respect to any restricted shares.


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     10.  Amendment or Termination.  The Board shall have the power to terminate the Plan at any time and to amend the Plan from time to time as it may deem proper; provided, however, that no such termination shall adversely affect any outstanding restricted stock or stock equivalents. No amendment shall be made without stockholder approval, if such amendment materially increases the number of shares of Common Stock reserved under the Plan.

     11. Stockholder Approval. The Plan has been adopted by the Board in its amended form on August 15, 1996. The increase in the number of shares reserved for issuance under the Plan is subject to approval by the stockholders of the Company.






























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